UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date Of Report (Date Of Earliest Event Reported): 12/21/2007
ARIZONA LAND INCOME CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Commission File Number: 1-9900

Arizona	86-0602478
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)
2999 North 44th Street, Suite 100, Phoenix, Arizona 85018
(Address of Principal Executive Offices, Including Zip Code)
602-952-6800
(Registrant’s Telephone Number, Including Area Code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On December 21, 2007, Arizona Land Income Corporation (the “Company”) issued a press release announcing that it has declared a special dividend of $0.05 per share on its common stock (the “Special Dividend”), and that it will pay state and federal corporate income tax on its net long-term capital gain income for 2007. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.
     As previously disclosed, on November 9, 2007 the Company and POP Venture, LLC, a Delaware limited liability company (“Pacific Office Contributor”) affiliated with The Shidler Group, entered into an amendment (the “Amendment”) to their Master Formation and Contribution Agreement dated as of October 3, 2006 (as previously amended, the “Master Agreement”). The Amendment modifies the Master Agreement to provide, among other things, for the Company to declare a special dividend to address compliance with annual income distribution requirements for real estate investment trusts for 2007. The Company and Pacific Office Contributor have agreed that the Special Dividend declared on December 21, 2007 satisfies the dividend provision set forth in the Amendment.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Arizona Land Income Corporation, dated December 21, 2007

Signature(s)
     Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

ARIZONA LAND INCOME CORPORATION
(Registrant)

Dated: December 21, 2007	/s/ Thomas R. Hislop

Name: Thomas R. Hislop
Title: Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Arizona Land Income Corporation, dated December 21, 2007